                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated January 11, 2001, except as to Note 16 which is as of February 22, 2001, relating to the consolidated financial statements and financial statement schedule, which appears on DoubleClick Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the headings 'Experts' and 'Selected Financial Data' in such Registration Statement.


/s/ [SIGNATURE LOGO]


PricewaterhouseCoopers LLP
New York, New York
October 2, 2001